Volta Inc. Announces Leadership Transition
Founder and CEO Scott Mercer to Step Down Following Transition Period
Independent Directors Kathy Savitt and Vince Cubbage Named Co-Chairs of the Board
March 28, 2022 7:00 AM EDT
SAN FRANCISCO--(BUSINESS WIRE)--Volta Inc. (NYSE: VLTA) announced today that Founder Scott Mercer has resigned as Chief Executive Officer. He will continue in that role for a transitional period and will serve as an advisor to the Board through March 31, 2023 and assist the Board in a search for a new CEO.
Scott Mercer is also resigning from the Board, effective immediately. The Board has appointed independent directors Vince Cubbage and Kathy Savitt as the Board’s Co-Chairs, and is committed to keeping the CEO and Board Chair roles separate going forward. Co-Founder and President Chris Wendel has also resigned from the company and the Board, effective immediately. As part of the transition, both Scott Mercer and Chris Wendel are converting their existing Class B share holdings and equity awards to Class A stock.
Scott Mercer, Founder and departing CEO, said, “I am incredibly proud of Volta and what this team has achieved so far, and I am truly excited for its next phase of growth as the industry accelerates and matures. Volta was started with the ambition to be the best business model in the EV charging space, and now the company’s focus needs to turn to scaled, public-market-facing growth.”
“Since Volta was founded 12 years ago, it has created an entirely new industry as well as an unparalleled experience for both customers and drivers,” said Vince Cubbage, Co-Chair of the Board. “With Volta’s listing as a public company last August, the Board and Founders mutually determined that now is the right time to identify new leadership with experience in managing public companies to serve the best interests of stakeholders and unlock the company’s full value potential.”
“The Board believes firmly that Volta is a great company with strong fundamentals, and is well-positioned to capitalize on the enormous opportunity before it,” said Kathy Savitt, Co-Chair of the Board. “We look forward to a smooth transition as Volta’s talented executive leadership team executes on the company’s strategic plan to build the fueling infrastructure of the future.”
About Volta Charging
Volta Inc. (NYSE: VLTA) is the industry leader in commerce-centric EV charging networks. Volta’s vision is to build charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop, and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into drivers’ daily routines, Volta’s goal is to benefit consumers, brands, and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.
Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Contacts
Media / Press:
Jette Speights
press@voltacharging.com

Investor / Analyst:

Katherine Bailon
IR@voltacharging.com